Exhibit (a)(1)(E)

FORM OF EMAIL
CONFIRMING RECEIPT OF ELECTION FORM

From: Altshuler Shaham Benefits via DocuSign

Re: Completed: [Your name], An Agreement Awaits Your Approval and Signature

Your document has been completed.